MELT PHARMACEUTICALS | CORPORATE PRESENTATION

Innovation and a New Paradigm in Conscious Sedation and Analgesia

JULY 2019

Safe Harbor

This presentation contains express "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. You are cautioned not to rely on these forward-looking statements which involve substantial risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Melt Pharmaceuticals, Inc.'s (the "Company") expectations and projections. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward looking statements. These forward looking statements include terminology such as 'believe', 'will', 'may', 'estimate', 'continue', 'anticipate', 'contemplate', 'intend', 'target', 'project', 'should', 'plan', 'expect', 'predict', 'could', 'potentially', or the negative of these terms. Some of these risks and uncertainties include, but are not limited to: the Company's ability to make commercially available its formulations and technologies in a timely manner or at all; market acceptance of the Company's formulations and challenges related to the marketing of the Company's formulations; its ability to obtain intellectual property protection for its assets; its ability to accurately estimate its expenses and cash burn and raise additional funds when necessary; the Company's ability to generate profits from sales of its formulations; risks related to research and development activities and any related regulatory approvals; the Company's estimates of the current and potential market size for its technologies and formulations; unexpected data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. All forward-looking statements are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Harrow' compounded formulations are not FDA approved and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

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Vision

To create a new class of patient centric medications used in sedation and analgesia through the development on non-opioid, non intravenous therapeutics





Overview

Two programs: a sublingual formulation of midazolam for conscious sedation and a sublingual, non-opioid combination of midazolam and ketamine for conscious sedation *and* analgesia

- Large and growing initial market opportunity, currently 4.4 million cataract surgeries per year
- Numerous market expansion opportunities
- Accelerated launch potential with established user base of compounded version of drug in ophthalmology
- Accelerated clinical and regulatory timeline – plan to utilize FDA 505(b)(2)
- Our core IP is a patented series of combination non-opioid sedation drug formulations
- We were spun-out of Harrow Health, Inc. (NASDAQ: HROW) in Jan. 2019 upon close of our Series A financing

Leveraging our experience to advance clinical programs rapidly whilst attempting to minimize risk

Melt-200

Sublingual, rapidly dissolving tablet containing 3 mg of midazolam

- We utilize a patented fast dissolving technology, that allows the tablet to dissolve in the patients mouth in less than ten seconds

Likelihood of condensed clinical program leading to NDA filing in near-term

Significant Competitive Advantages:

- Established safety profile, new sublingual formulation of drug with long history of use
- Patient preference for sublingual delivery over standard of care IV sedation medicines
- Broad applicability - unique formulation allows for potential use across wide range of patients (pediatric to elderly, needle-phobic patients, etc.)
- Harrow's real-world experience and established base of sales provides potential for rapid conversion of cGMP compound to Melt-100 upon approval

Melt-100

Sublingual, rapidly dissolving tablet containing 3 mg of midazolam and 25 mg of ketamine

We utilize a patented fast dissolving technology, that allows the tablet to dissolve in the patients mouth in less than ten seconds

Significant Competitive Advantages:

- Established safety profile, non-opioid combination of two drugs with long history of use
- Patient preference for sublingual delivery over standard of care IV sedation medicines
- Broad applicability - unique formulation allows for potential use across wide range of patients (pediatric to elderly, needle-phobic patients, etc.)
- Patent profile includes formulation claims within variety of relevant drug classes and compositions, with method of use, expiration June 2036

Two well established and known medications

Midazolam

- Midazolam is an FDA approved benzodiazepine, and was first introduced in the U.S. market in 1997
- Midazolam is commonly utilized for conscious sedation, anxiolysis, amnesia as an IV, intramuscular, or as an orally administered agent
- Midazolam is typically also used as a premedicant for oral administration to pediatric patients (Versed® oral syrup)
- When used for anesthesia, midazolam can attenuate the hyperdynamic circulatory effects and unpleasant emergenic reactions caused by ketamine
- Studies have demonstrated that midazolam and ketamine demonstrate additive effects on conscious sedation

Ketamine

- Ketamine is an FDA approved anesthetic, and was first introduced in the U.S. market in 1970
- Ketamine is a "rapidly acting, nonbarbiturate general anesthetic"
- Ketamine is known to produce a wide spectrum of pharmacological effects including sedation, catalepsy, somatic analgesia, bronchodilation, amnesia and sympathetic nervous system stimulation with a short recovery period
- In sedation using ketamine is associated with postoperative emergence phenomena and delirium in a proportion of subjects, these side effects can be minimized by administration of benzodiazepines such as midazolam
- Ketamine also preserves the airway reflexes and has minimal effect on the respiratory drive

melt PHARMACEUTICALS

Clinical and Regulatory Strategy

Melt-200

- Indication for conscious sedation during cataract and/or ocular surgery
- Condensed clinical program using 505(b)2 regulatory pathway allows for NDA filing in near-term.
- Advisory and expert feedback indicate likely clinical pathway includes
  - Phase 1 PK/Bioavailability study
  - Phase 3 Efficacy study to show superiority of Melt-200 versus placebo

Clinical and Regulatory Strategy

Melt-100

- Lifecycle Management as next generation advancement of Melt-200

Two pathways:

1. Indication for conscious sedation *and analgesia* during cataract and/or ocular surgery
2. Indication for analgesia only during cataract and/or ocular surgeries

- Successful pre-IND meeting held with agency in January 2019
  - Agreement on non-clinical/toxicology studies required to open IND
  - Agreement on utilization of 505(b)2 regulatory pathway
  - Agreement on single PK/Bioavailability study vs midazolam and ketamine to establish safety bridge for MK Melt (relative bioavailability)

melt PHARMACEUTICALS

Clinical and Regulatory Timelines



MELT-200
IND
Phase 1 PK/BA study
Registrational study
File NDA
MELT-100
Non-clinical/tox studies
IND
Phase 1 PK/BA study
Registrational studies
File NDA
Q3 '19
Q1 '20
Q1 '21
Q1 '22
Q1 '23
Q1 '24

Opportunity for accelerated commercial launch and revenues

- Upon approval, opportunity to rapidly transition clinicians using MKO Melt over to new FDA approved Melt 200 providing accelerated launch and near-term revenues
- Nearly 100,000 units of MKO Melt (with ondansetron) have been produced and dispensed by Harrow as a compounded drug (the "MKO Melt"), primarily used during cataract surgery
- 400+ US ophthalmologists, anesthesiologists and other medical doctors use the MKO Melt in cataract, dental, urology, dermatology/cosmetic and pediatric procedures
- Believe Melt 100 and Melt 200 would qualify for transitional pass-through status under Medicare Part B upon approval
- Believe Melt 100 also has opportunity to qualify for permanent pass-through status as a non-opioid alternative for conscious sedation and analgesia

Favorable Reimbursement Environment

Opportunity to be granted transitional pass-through reimbursement under Medicare Part B

Eligibility for separate payment from Centers for Medicare & Medicaid Services ("CMS")

- designed to promote innovation and allows for separate payment (i.e., outside the packaged procedural payment) under Medicare Part B for certain new drugs and other medical technologies when used in hospital outpatient or ambulatory surgery centers and that meet well-established criteria specified by federal law and regulations governing Medicare spending.

Product reimbursed at ASP+6% when granted pass through status

Pass through reimbursement status generally lasts for three years after which it gets incorporated into the bundled payment rate; however, we expect new rules announced in 2019 may allow for a more permanent separate payment

2019 Policy Support from CMS…

Combating the Opioid Crisis

In response to recommendations from the *President's Commission on Combatting Drug Addiction and the Opioid Crisis,* out of an abundance of caution and to avoid any potential unintended consequences of possible opioid overprescribing

In addition, the *President's Commission on Combating Drug Addiction and the Opioid Crisis* also recommended that "CMS review its payment policies for certain drugs that function as a supply, specifically non-opioid pain management treatments." Drugs that function as a supply in surgical procedures or diagnostic tests are packaged under the OPPS and ASC payment systems. In response to this recommendation as well as stakeholder requests, for CY 2019, CMS is proposing to" **pay separately at ASP plus 6 percent for non-opioid pain management drugs that function as a supply when used in a covered surgical procedure** performed in an ASC."

Believe there is significant opportunity for Melt-100, as a non-opioid solution providing analgesia via the ketamine component to be eligible for separate reimbursement (ie outside packaged rate) beyond the three years granted for transitional pass through status.

Competition Background



Most common classes of medications for conscious sedation in cataract surgery:

- Benzodiazepines/Sedatives
- Opioids and Analgesic agents
- Combinations

Most widely used products in conscious sedation for cataract surgery are IV midazolam alone or in combinations with other IV medications like opioids (such as IV fentanyl)

Oral medications utilized minimally due to first pass effect, bioavailability, and longer onset of action

Our objective with Melt 100/200 is to provide innovation and ultimately create a better experience for patients and caregivers with an oral, rapidly dissolving tablet that is both non-IV and non-opioid, yet highly effective and safe.

Cataract Surgery market is large and growing

Initial indication: Cataract surgery is one of the most common procedures performed in the US
4.4 million cataract surgeries performed in 2017, growing at rate of ~3% per year



IOL Surgical Procedures by Quarter
IOL Surgical Procedures (000)
1,200
1,000
800
600
400
200
0
Q2-2013
Q3-2013
Q4-2013
Q1-2014
Q2-2014
Q3-2014
Q4-2014
Q1-2015
Q2-2015
Q3-2015
Q4-2015
Q1-2016
Q2-2016
Q3-2016
Q4-2016
Q1-2017
Q2-2017
Q3-2017
Q4-2017
Q1-2018
Q2-2018
Q3-2018
Q4-2018*
Cataract Procedures
Other IOL Surgeries
Forecast *

Numerous Market Expansion Opportunities

*Short duration medical procedures requiring conscious sedation and/or analgesia

TARGETED PROCEDURES	Annual Procedures (US)
Endoscopic[1]	18,500,000
Dental	20,000,000
Women's Health[2]	1,100,000
Biopsies[3]	3,200,000
Emergency Room[4]	19,000,000
Cosmetic/Dermatology[5]	500,000
Minor surgeries (e.g. skin, bone breaks)[6]	1,000,000
MRI[7]	34,000,000
Foot Surgeries[8]	150,000
Total	**97,450,000**

1. US Market Report Suite for Gastrointestinal Endoscopic Devices 2017 - MedSuite. (2016, August 01). Retrieved January 08, 2017, from https://www.idataresearch.com/product/us-market-report-suite-for-gastrointestinal-endoscopic- devices-2017-medsuite/
2. Sklavos, M. M., Spracklen, C. N., Saftlas, A. F., & Pinto, L. A. (2014, February 23). Does Loop Electrosurgical Excision Procedure of the Uterine Cervix Affect Anti-Müllerian Hormone Levels Retrieved January 08, 2017, from https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3953513/ and Centers for Disease Control and Prevention - United States, 2013. (2016, November 24). Retrieved January 07, 2017, from https://www.cdc.gov/mmwr/volumes/65/ss/ss6512a1.htm
3. Voigt, J., & Mosier, M. (2013, September). A powered bone marrow biopsy system versus manual methods: a systematic review and meta-analysis of randomised trials. Retrieved January 08, 2017, from https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3756462/
4. Internal estimate based on data from National Hospital Ambulatory Medical Care Survey: 2015 Emergency Department Summary Tables https://www.cdc.gov/nchs/data/nhamcs/web_tables/2015_ed_web_tables.pdf
5. ASPS 2015 Plastic Surgery Statistics Report - American Society of Plastic Surgeons. (2015). Retrieved January 8, 2017, from https://d2wirczt3b6wjm.cloudfront.net/News/Statistics/2015/plastic-surgery-statistics-full-report-2015.pdf
6. Internal estimate based on data from S. Amin (2015); Trends in Fracture Incidence: A Population-Based Study over 20 Years https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3929546/
7. IMV Medical Information Division, Inc. Benchmark Report MR2013 (2013, July). Retrieved December 15, 2016.
8. LaPointe. Bunion Surgery: A Prospective Clinical Outcomes Study; http://www.podiatryinstitute.com/pdfs/Update_2001/2001_11.pdf

Experienced Leadership



Greg Madison, Chief Executive Officer: is a 30 year pharmaceutical industry veteran, most recently as CEO of Keryx Biopharmaceuticals, a commercial stage company where he oversaw the buildout of the company in preparation for their first product approval. Prior to this, he was the Chief Commercial Officer at AMAG pharmaceuticals. Greg spent 12 years at Genzyme Corporation where he served as VP and GM of the nephrology where he led a global organization with combined revenues exceeding $1 billion. Earlier in his career, he served in leadership roles in sales management, training, managed markets and reimbursement for other multi-national pharmaceutical companies.



Mark Hazard, Chief Technical Officer: brings over 25 years of experience in the pharmaceutical sector to Melt Pharmaceuticals which he joins from Akebia Therapeutics where he served as the Vice President of CMC and Head of Quality Operations. Prior to that Mr. Hazard served as the Vice President of Manufacturing for Sinagua Biopharma. Before joining Sinagua, Mr. Hazard held positions of increasing responsibility in quality operations and manufacturing for Pfizer.

melt PHARMACEUTICALS

Summary

Significant opportunity to leverage platform of novel sub-lingual formulations providing a non-opioid and non-IV solution for conscious sedation and analgesia

- Unique drugs with potential competitive advantages (sublingual, non-opioid, IV free)
- Cataract/ocular surgery Initial indication is a $1 billion market opportunity alone
- Positive payor momentum sentiment for non-opioid drugs, should allow for sustained revenue growth and value creation
- Multitude of market expansion opportunities for other short duration medical procedures
- Ability to leverage existing user base and sales to accelerate commercial uptake and revenues
- Positive pre-IND meeting provides momentum on development pathway